Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT
Bloomberg Ticker Number:                  ARRAN2005

Arran Funding Limited - Series:           05-A

ABS - Credit Card - Bank, Closing Date:   December 15, 2005

As at:                                    May 15, 2006

                            RATING (S&P/Moodys/Fitch)             POOLFACTOR        PAY                  COUPON
TRANCHE       CURRENCY      ORIGINAL           CURRENT       ORIGINAL   CURRENT  FREQUENCY        BASIS           CURRENT
---------------------------------------------------------------------------------------------------------------------------
Class A         USD       AAA /Aaa/AAA      AAA /Aaa/AAA       100%      100%     Monthly   1 Mth LIBOR + 0.02%   4.92125%
Class B         USD          A/A1/A            A/A1/A          100%      100%     Monthly   1 Mth LIBOR + 0.18%   5.08125%
Class C         USD        BBB/Baa2/NR      BBB/Baa2/NR        100%      100%     Monthly   1 Mth LIBOR + 0.32%   5.22125%

         Scheduled start of Controlled Accumulation Period:  1 June, 2007
         Expected maturity:                                  15 December, 2008
         Legal final maturity:                               15 December, 2010
         Structure:                                          Sr/sub Seq Pay
         Tax Election:                                       Debt
         Amort. Type:                                        Soft Bullet
         Transferors:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
         Originators:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
         Servicer:                                           RBS Cards, a division of The Royal Bank of Scotland plc
         Trustee:                                            Bank of New York (The)
         Underwriter:                                        The Royal Bank of Scotland plc

Pool Performance
---------------------------------------------------------------------------------------------------------------------
Month end      Gross      Expense   Gross Charge    Net Charge     Excess       Excess       Transferor Interest
             Yield (%)   Rate (%)   Off Rate (%)   Off Rate (%)  Spread (%)   Spread (%)         %        Min %
                                                                             Roll 1/4 Ave
30 Apr 2006    17.93%      4.94%       6.19%           6.04%        6.95%       7.50%          42.57%      6%
31 Mar 2006    21.86%      6.03%       7.79%           7.68%        8.15%       7.98%          42.14%      6%
28 Feb 2006    18.24%      5.09%       5.88%           5.76%        7.40%        N/A           44.54%      6%
31 Jan 2006    19.99%      5.44%       6.22%           6.17%        8.38%        N/A           45.20%      6%
31 Dec 2005    19.85%       N/A        6.16%           6.12%         N/A         N/A           46.35%      6%

      Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

               The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.
---------------------------------------------------------------------------------------------------------------------

Delinquencies (loans which are 30 days or more past due)
---------------------------------------------------------------------------------------------------------------------
                                                     (% Pool)
                  -----------------------------------------------------------------------------
Month end         30-59 days             60-89 days        90-179 days           180+ days         Total
---------         ----------             ----------        -----------           ---------         -----
30 Apr 2006          1.37%                 1.03%                2.43%             3.47%          8.30%
31 Mar 2006          1.29%                 1.01%                2.40%             3.36%          8.06%
28 Feb 2006          1.32%                 0.97%                2.32%             3.24%          7.85%
31 Jan 2006          1.27%                 0.93%                2.27%             3.11%          7.58%
31 Dec 2005          1.17%                 0.92%                2.18%             2.99%          7.26%

---------------------------------------------------------------------------------------------------------------------

Payment Rate
--------------------------------------------------------------------------------
                    Payments                                 Pool balance
              -----------------------------------            -------------
Month End     Total ((pound)000)       Rate (%)                (pound)000

30 Apr 2006          977,762             18.76%                 5,033,594
31 Mar 2006        1,302,499             24.69%                 4,996,352
28 Feb 2006        1,071,000             20.30%                 5,212,805
31 Jan 2006        1,239,175             23.00%                 5,275,021
31 Dec 2005        1,200,030             22.33%                 5,388,175

--------------------------------------------------------------------------------

-------------------------------------------------------------
Average Actual Balance:            (pound)            1,087

Number of Accounts:                               4,629,817
-------------------------------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of May, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business